Exhibit 99.1
May 12, 2020

United Natural Foods Announces Preliminary Third Quarter Results and
Provides COVID-19 Business Update

Actively Working to Protect the Health and Safety of Associates and Caring for Communities
Donating Over $1 Million to Philanthropic Organizations Fighting the COVID-19 Pandemic
Preliminary Earnings per diluted share (EPS) increases 43% to $1.60; Adjusted EPS increases 130% to $1.40
Net debt reduced by approximately $290 million in the third quarter; quarter end liquidity of $1.2 billion

PROVIDENCE, R.I., May 12, 2020 -- United Natural Foods, Inc. (NYSE: UNFI) (the “Company” or “UNFI”) today provided the following business update related to the COVID-19 pandemic, including announcing preliminary third quarter fiscal 2020 results and actions it is taking to protect and support its associates who are continuing to provide North America with essential services during this time of emergency.

“I am incredibly proud of the entire UNFI team, especially our front line distribution center, transportation and retail associates, who have been working diligently to fulfill UNFI’s role as a critical link in the North American food supply chain during this unprecedented time. The safety of our team has always been and will continue to be at the forefront of everything we do,” said Steven L. Spinner, Chairman and Chief Executive Officer. “Customer demand for both our natural and conventional products surged early in our fiscal third quarter and remains elevated, illustrating the value inherent in our strategy to build a distribution network capable of servicing natural, conventional and fresh perimeter products at scale. That demand, along with our ongoing synergy and integration initiatives, contributed to our strong preliminary third quarter results. We remain fully committed to keeping supermarket shelves across North America stocked and serving our customers and communities when they need us most, while prioritizing the safety of our teams who are working with exceptional dedication.”

Preliminary Third Quarter Fiscal 2020 Results and Fiscal 2020 Outlook

Based on business trends and increased consumer demand, the Company expects to report the following approximate financial results for its fiscal third quarter 2020 (the 13 weeks ending May 2, 2020) (unaudited):

	13-Week Period Ended
($ in millions, except per share data)	May 2, 2020		April 27, 2019	% Change
	(Preliminary)(1)
Net Sales	$	~ 6,668	$5,963	~ 12%
Net Income	$	~ 88	$57	~ 54%
Adjusted EBITDA(2)	$	~ 222	$168	~ 32%
Earnings Per Diluted Share (EPS)	$	~ 1.60	$1.12	~ 43%
Adjusted Earnings Per Diluted Share (EPS)(2)	$	~ 1.40	$0.61	~ 130%

(1)
Reflects preliminary estimates with respect to such results based on currently available information, is not a comprehensive statement of the Company’s financial results and is subject to completion of its financial closing procedures. These results may change as they are finalized, and those changes may be material. Refer to “Preliminary Financial Information” below.

(2)	Please refer to the tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures in accordance with U.S. GAAP.

The preliminary third quarter results include strong customer demand driven by responses to COVID-19, which has allowed UNFI to leverage fixed costs and capitalize on its synergy and integration efforts undertaken in connection with the Supervalu acquisition.  These results also reflect increased contributions from the Cub and Shoppers retail banners as well as substantial incremental costs related to COVID-19, including the impact of temporary pandemic related incentives and additional costs for safety protocols and procedures at our distribution centers and retail stores.

UNFI reduced outstanding net debt by approximately $290 million in the third quarter including the benefit of approximately $10 million in net cash proceeds from asset sales. As of May 2, 2020, the Company had outstanding net debt (defined as the sum of the long-term and current portions of debt and finance lease liabilities less cash and cash equivalents) of approximately $2.68 billion and total liquidity (defined as unused capacity under the Company’s $2.1 billion revolving ABL facility plus cash and cash equivalents) of approximately $1.2 billion.

UNFI is withdrawing its prior fiscal 2020 full year guidance based on the strength of its fiscal 2020 year-to-date financial performance. The Company plans to provide updates to its full year guidance when it reports final third quarter results in early June.
Supporting UNFI Associates

The Company is continuing to take an active role in supporting its associates who are working tirelessly to keep UNFI’s supply chain secure and stable throughout this period of increased demand. In mid-March, UNFI was one of the first companies to adopt the $2 per hour Temporary State of Emergency Bonus to direct labor associates and drivers on top of their regular wages and overtime hours. Over 2,000 new associates were hired in March and April, and the Company continues to recruit additional associates to meet the heightened demand. UNFI has also provided attendance flexibility during this time so that associates stay home when they are ill without fear of losing their jobs and can take care of their household family members who have been impacted by this crisis.

In addition to the $2 per hour Temporary State of Emergency Bonus, UNFI has taken, and continues to take, steps to protect the health and security of employees, including:

•	Maintaining timely and transparent communications with key stakeholders throughout the crisis, including distributing regular and informative materials to associates in multiple languages;

•	Implementing heightened associate safety protocols to keep our workforce healthy, including enhanced on-site sanitation;

•	Enforcing social distancing practices, including partitions, decals and signs as appropriate;

•	Engaging professional cleaning companies in our facilities;

•	Requiring associates to wear face coverings (provided by the Company if requested);

•	Extending on-site pre-shift temperature screening to an increasing number of distribution centers;

•	Providing thermometers for at-home use to ensure associates are fever-free before reporting to work;

•	Instituting "drop and go" protocols for drivers arriving at retail stores;

•	Implementing extensive safety protocols at our retail locations to protect associates and customers;

•	Implementing a remote working policy for most office functions;

•	Providing greater flexibility in paid time off policies;

•	Covering COVID-19 testing expenses and providing coverage for COVID-19 illness or quarantine directed by UNFI or a regulatory agency;

•	Providing grants to associates experiencing COVID-19 related financial hardship through UNFI’s ASSIST relief fund; and

•	Encouraging all associates to take advantage of company-provided physical and emotional well-being resources and implement safety protocols away from the workplace.

These actions are in addition to temporary changes previously announced by the Company to enhance flexibility to attendance policies and productivity expectations for front line associates.

Caring for our Communities

UNFI has also taken, and continues to take, action to care for its communities, including:

•	Maximizing capacity to deliver the most-needed products to customers;

•
Committing over $1 million to philanthropic organizations helping those impacted by the COVID-19 pandemic including Feeding America, Meals on Wheels, No Kid Hungry, and to support our communities in Rhode Island and Minnesota;

•	Donating over three million pounds of food and essential items to food banks across the country;

•	Maintaining the highest food safety standards for customers and consumers; and

•	Reassuring the public that the supply chain remains intact, and that food and essential products are available and safe.

About United Natural Foods

UNFI is North America's premier food wholesaler delivering the widest variety of products to customer locations throughout North America including natural product superstores, independent retailers, conventional supermarket chains, ecommerce retailers, and food service customers. By providing this deeper 'full-store' selection and compelling brands for every aisle, UNFI is uniquely positioned to deliver great food, more choices, and fresh thinking to customers everywhere. Today, UNFI is the largest publicly-traded grocery distributor in America. To learn more about how UNFI is Moving Food Forward, visit www.unfi.com.

INVESTOR CONTACT:

Steve Bloomquist
Vice President, Investor Relations
952-828-4144

Preliminary Financial Information

The preliminary financial information included in this release reflects management’s estimates based solely upon information available as of the date of this news release. The preliminary consolidated financial results presented above are not a comprehensive statement of the Company’s financial results for the thirteen weeks ended May 2, 2020, have not been audited, reviewed, or compiled by its independent registered public accounting firm, KPMG, and should not be viewed as a substitute for full quarterly financial results prepared in accordance with GAAP. Accordingly, KPMG does not express an opinion and assumes no responsibility for and disclaims any association with such preliminary consolidated financial results. The preliminary consolidated financial results presented above are subject to the completion of the Company’s financial closing procedures, which have not yet been completed. During the course of the preparation of our consolidated financial statements and related notes as of and for the period ended May 2, 2020, the Company and its auditors may identify items that would require the Company to make material adjustments to the preliminary estimates presented above. Actual results for the thirteen weeks ended May 2, 2020 will not be available until after the date of this news release and may differ materially from these estimates. Accordingly, you should not place undue reliance upon these preliminary financial results and should not draw inferences from this information regarding financial or operating data not provided.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding the Company’s preliminary financial information and business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K for the period ended August 3, 2019 filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2019 and other filings the Company makes with the SEC, and include, but are not limited to, the impact and duration of the COVID-19 outbreak; the Company’s dependence on principal customers; the potential for additional asset impairment charges; the Company’s sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends; the Company’s ability to realize anticipated benefits of its acquisitions and dispositions, in particular, its acquisition of SUPERVALU; the possibility that restructuring, asset impairment, and other charges and costs we may incur in connection with the sale or closure of our retail operations will exceed our current expectations; the Company’s reliance on the continued growth in sales of higher margin natural and organic foods and non-food products in comparison to lower margin conventional grocery products; increased competition in the Company’s industry as a result of increased distribution of natural, organic and specialty products and direct distribution of those products by large retailers and online distributors; increased competition as a result of continuing consolidation of retailers in the natural product industry and the growth of supernatural chains; the Company’s ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company and to achieve efficiencies and cost savings from these efforts; the addition or loss of significant customers or material changes to the Company’s relationships with these customers; volatility in fuel costs; volatility in foreign exchange rates; the Company’s sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company’s business; the potential for disruptions in the Company’s supply chain or its distribution capabilities by circumstances beyond its control, including a health epidemic; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; moderated supplier promotional activity, including decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; and our ability to identify and successfully complete asset or business acquisitions. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: The Company has included in this press release preliminary non-GAAP financial measures for adjusted EBITDA and adjusted earnings per diluted common share. The measure adjusted earnings per diluted common share excludes a goodwill and asset impairment charge adjustment, restructuring, acquisition, and integration related expenses, surplus property depreciation and interest expense, loss on debt extinguishment, a legal reserve adjustment, discontinued operations store closures and other charges, net, the impact of diluted shares and the tax impact of adjustments, which tax impact for fiscal 2020 is calculated using the adjusted effective tax rate. The non-GAAP measure adjusted EBITDA is defined as a consolidated measure inclusive of continuing and discontinued operations results, which the Company reconciles by adding Net (loss) income from continuing operations, plus total other expense, net and (benefit) provision for income taxes, plus depreciation and amortization calculated in accordance with GAAP, plus non-GAAP adjustments for share-based compensation, restructuring, acquisition and integration related expenses, goodwill and asset impairment charges, certain legal charges and gains, certain other non-cash charges or items, as determined by management, plus adjusted EBITDA of discontinued operations calculated in a manner consistent with the results of continuing operations outlined above.

The presentation of preliminary non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting non-GAAP financial measures aids in making period-to-period comparisons, assessing the performance of our business and understanding the underlying operating performance and core business trends, and is a meaningful indication of its actual and estimated operating performance. The Company currently expects to continue to exclude the items listed above from non-GAAP financial measures. Management utilizes and plans to utilize these non-GAAP financial measures to compare the Company’s operating performance during the 2020 fiscal year to the comparable periods in the 2019 fiscal year and to internally prepared projections.

NON-GAAP FINANCIAL INFORMATION

Reconciliation of Net income from continuing operations and Income from discontinued operations, net of tax to Adjusted EBITDA (unaudited)

	13-Week Period Ended
(in thousands)	May 2, 2020	April 27, 2019
	(Preliminary)(1)
Net income from continuing operations	$53,000	$32,774
Adjustments to continuing operations net income:
Total other expense, net	33,000	44,934
Benefit for income taxes(2)	(15,000)	(8,027)
Depreciation and amortization	70,000	71,787
Share-based compensation	13,000	9,251
Restructuring, acquisition and integration related expenses(3)	10,000	19,438
Goodwill and asset impairment adjustment(4)	—	(38,250)
Legal reserve charge(5)	—	2,200
Adjusted EBITDA of discontinued operations(6)	58,000	34,068
Adjusted EBITDA	$222,000	$168,175

Income from discontinued operations, net of tax(6)	$37,000	$24,370
Adjustments to discontinued operations net income:
Less net income attributable to noncontrolling interests	(2,000)	(52)
Total other expense, net	3,000	(369)
Provision for income taxes	12,000	7,772
Other expense	—	591
Share-based compensation	—	774
Restructuring, store closure and other charges, net(7)	8,000	982
Adjusted EBITDA of discontinued operations(6)	$58,000	$34,068

(1)
Reflects preliminary rounded estimates with respect to such results based on currently available information, is not a comprehensive statement of the Company’s financial results and is subject to completion of its financial closing procedures. These results may change, and those changes may be material. Refer to “Preliminary Financial Information” above.

(2)	Includes the tax benefit from the CARES Act, which includes the impact of tax loss carrybacks to 35% tax years allowed under the CARES Act.

(3)
Fiscal 2020 third quarter primarily reflects closed property reserve charges, integration charges, and administrative and operational restructuring costs. Fiscal 2019 third quarter primarily reflects expenses resulting from the acquisition of SUPERVALU and acquisition and integration expenses, including employee-related costs.

(4)	Fiscal 2019 third quarter reflects a goodwill impairment adjustment attributable to the SUPERVALU acquisition.

(5)	Reflects a charge to settle a legal proceeding.

(6)
Income from discontinued operations, net of tax and adjusted EBITDA of discontinued operations excludes rent expense of $9.0 million and $11.6 million in the third quarters of fiscal 2020 and 2019, respectively, of operating lease rent expense related to stores within discontinued operations, but for which GAAP requires the expense to be included within continuing operations, as we expect to remain primarily obligated under these leases. Due to these GAAP requirements to show rent expense, along with other administrative expenses of discontinued operations within continuing operations, UNFI believes the inclusion of discontinued operations results within adjusted EBITDA provides investors a meaningful measure of total performance.

(7)	Amounts represent store closure charges and costs, operational wind-down and inventory charges, and asset impairment charges related to discontinued operations.

Reconciliation of Net income per Diluted Common Share to Adjusted Net income per Diluted Common Share (unaudited)

	13-Week Period Ended
	May 2, 2020	April 27, 2019
	(Preliminary)(1)
Net income attributable to UNFI per diluted common share	$1.60	$1.12
Goodwill and asset impairment adjustment(2)	—	(0.75)
Restructuring, acquisition and integration related expenses(3)	0.19	0.38
Surplus property depreciation and interest expense(4)	0.03	—
Loss on debt extinguishment(5)	—	0.01
Legal reserve charge(6)	—	0.04
Discontinued operations store closures and other charges, net(7)	0.19	0.01
Tax impact of adjustments and adjusted effective tax rate(8)	(0.61)	(0.20)
Adjusted net income per diluted common share(8)	$1.40	$0.61
* Includes rounding

(1)
Reflects preliminary estimates with respect to such results based on currently available information, is not a comprehensive statement of the Company’s financial results and is subject to completion of its financial closing procedures. These results may change, and those changes may be material. Refer to “Preliminary Financial Information” above.

(2)	Fiscal 2019 third quarter reflects a goodwill impairment adjustment attributable to the SUPERVALU acquisition.

(3)
Fiscal 2020 third quarter primarily reflects closed property reserve charges, integration charges, and administrative and operational restructuring costs. Fiscal 2019 third quarter primarily reflects expenses resulting from the acquisition of SUPERVALU and acquisition and integration expenses, including employee-related costs.

(4)	Reflects surplus, non-operating property depreciation and interest expense that is not included in Restructuring, acquisition and integration related expenses.

(5)
Reflects non-cash charges related to the acceleration of unamortized debt issuance costs due to term loan prepayments and extinguishment charges from the Company’s term loan, which was in place prior to the acquisition of SUPERVALU.

(6)	Reflects a charge to settle a legal proceeding.

(7)	Amounts represent store closure charges and costs, operational wind-down and inventory charges, and asset impairment charges related to discontinued operations.

(8)
Represents the tax effect of the pre-tax adjustments and, beginning in the first quarter of fiscal 2020, an adjustment to utilize an adjusted effective tax rate to calculate adjusted EPS. The adjusted effective tax rate is calculated based on adjusted net income before tax, and its impact reflects the exclusion of changes to uncertain tax positions, valuation allowances, tax impacts related to the exercise of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. The Company believes using this adjusted effective tax rate will provide better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the true operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations. If the Company had utilized an adjusted effective tax rate in calculating adjusted EPS in the third quarter of fiscal 2019, the tax impact of adjustments using the adjusted effective tax rate would have been ($0.21) per diluted share, and adjusted EPS would have been $0.60 per diluted share.

Reconciliation of Estimated 2020 and Actual 2019 U.S. GAAP Effective Tax Rate to Adjusted Effective Tax Rate (unaudited)

	Estimated Fiscal 2020	Actual Fiscal 2019
U.S. GAAP Effective Tax Rate	21%	18%
Discrete quarterly recognition of GAAP items(1)	1%	(2)%
Tax impact of other charges and adjustments(2)	3%	—%
Changes in valuation allowances(3)	(3)%	—%
Impact of Goodwill Impairment	13%	11%
Impact of CARES Act(4)	(8)%	—%
Other(5)	2%	—%
Adjusted Effective Tax Rate	29%	27%
Note: As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate for actual results.

(1)
Reflects changes in tax laws, uncertain tax positions, the tax impacts related to the exercise of share-based compensation awards and any prior-year Internal Revenue Service or other tax jurisdiction audit adjustments.

(2)	Reflects the tax impact of pre-tax adjustments that are excluded from pre-tax income when calculating adjusted EPS.

(3)	Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations.

(4)	Reflects the impact of tax loss carrybacks to 35% tax years allowed under the CARES Act.

(5)
Tax impacts related to full-year forecasted tax opportunities and related costs. The Company establishes an estimated adjusted effective tax rate at the beginning of the fiscal year based on the best available information. The Company will re-evaluate its estimated adjusted effective tax rate as appropriate throughout the year and adjust for any material changes. The actual adjusted effective tax rate at the end of the fiscal year will be based on actual results and may differ from the estimated adjusted effective tax rate used during the year.